As filed with the Securities and Exchange Commission on March 22, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-0787699 (I.R.S. Employer Identification No.)

9000 State Road

Philadelphia, Pennsylvania 19136

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

LANNETT COMPANY, INC. AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Timothy C. Crew
Chief Executive Officer
Lannett Company, Inc.
9000 State Road
Philadelphia, Pennsylvania 19136
(215) 333-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Bradley S. Rodos, Esquire

Fox Rothschild LLP
2000 Market Street, 20th Floor
Philadelphia, Pennsylvania 19103

(215) 299-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (1)(2)
Common Stock, $0.001 par value per share: Reserved for issuance for future grants under the Amended and Restated 2014 Long-Term Incentive Plan	2,000,000 shares	$8.07(3)	$16,140,000	$1,956.17

(1)                                 This number of shares of common stock, par value $0.001 per share (“Common Stock”), stated above represents an increase in the total number of shares of Common Stock available for issuance under the Lannett Company, Inc. Amended and Restated 2014 Long-Term Incentive Plan (the “Plan”). 3,000,000 shares have previously been registered under a Registration Statement on Form S-8 (File No. 333-193509).

(2)                                 In addition, the maximum number of shares of Common Stock under the Plan is subject to adjustment in accordance with certain provisions of the Plan. Accordingly, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issued upon recapitalizations, stock dividends, stock splits or similar transactions. No additional registration fee is included for these shares.

(3)                                 Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on March 19, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Lannett Company, Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register an additional 2,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company issuable pursuant to the Company’s Amended and Restated 2014 Long-Term Incentive Plan (the “Plan”). These additional shares were authorized pursuant to an amended and restated version of the Plan, which was approved by the Company’s Board of Directors and by the Company’s stockholders at the Company’s annual meeting of stockholders held on January 23, 2019. The Company previously filed a Registration Statement on Form S-8 (File No. 333-193509) to register the initial 3,000,000 shares of Common Stock authorized to be issued under the Plan, which prior Registration Statement, with the exception of Items 3 and 8 of Part II of such prior Registration Statement, is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We hereby incorporate by reference into this registration statement the following documents and information that we have earlier heretofore filed with the Securities and Exchange Commission (the “Commission”):

(1)                                 The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed with the Commission on August 28, 2018;

(2)                                 The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 filed with the Commission on November 8, 2018;

(3)                                 The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018 filed with the Commission on February 7, 2019;

(4)                                 The Company’s Current Reports on Form 8-K filed with the Commission on August 3, 2018, August 23, 2018 (as amended by Form 8-K/A filed on October 5, 2018), October 26, 2018, November 15, 2018, December 12, 2018, December 18, 2018, January 24, 2019, and January 25, 2019 respectively, and the Company’s Form 8-K/A filed on August 6, 2018 amending its Current Report on Form 8-K filed on June 29, 2018; and

(5)                                 The description of the Company’s common stock contained in the Registration Statement on Form 8-A, filed with the Commission on December 2, 2013 (including any amendment or report filed with the SEC for the purpose of updating such description).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement (other than Current Reports on Form 8-K or portions thereof containing Regulation FD disclosure furnished under Item 7.01 or Results of Operations and Financial Condition disclosure furnished under Item 2.02 and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 8.           Exhibits.

Exhibit Number	Description
4.1	Amended and Restated 2014 Long-Term Incentive Plan (1)
5.1	Opinion of Fox Rothschild LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Fox Rothschild LLP (included in Ex. 5.1)
24	Power of Attorney (filed with signature pages)

(1)  Incorporated by reference to the definitive proxy statement filed with the Commission on December 10, 2018 for the Company’s January 23, 2019 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 21st day of March, 2019.

LANNETT COMPANY, INC.

By:	/s/ Timothy C. Crew
Timothy C. Crew
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy C. Crew as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: March 21, 2019	By:	/s/ Timothy C. Crew
Timothy C. Crew
Director and Chief Executive Officer

Date: March 21, 2019	By:	/s/ Martin P. Galvan
Martin P. Galvan
Vice President of Finance and Chief Financial Officer

Date: March 21, 2019	By:	/s/ G. Michael Landis
G. Michael Landis
Senior Director of Finance, Principal Accounting Officer and Treasurer

Date: March 21, 2019	By:	/s/ John C. Chapman
John C. Chapman
Director

Date: March 21, 2019	By:	/s/ David Drabik
David Drabik
Director

Date: March 21, 2019	By:	/s/ Jeffrey Farber
Jeffrey Farber
Director

Date: March 21, 2019	By:	/s/ Patrick G. LePore
Patrick G. LePore
Chairman of the Board of Directors

Date: March 21, 2019	By:	/s/ Albert Paonessa, III
Albert Paonessa, III
Director

Date: March 21, 2019	By:	/s/ Paul Taveira
Paul Taveira
Director